Exhibit 99.1

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — May 1, 2015 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX)

On April 27, 2015, a private company in which Mellanox Technologies, Ltd. (the “Company”) made an equity investment informed the Company of its intent to discontinue operations. The investment is accounted for at cost in the Company’s financial statements. As a result of this new information, the Company recognized an impairment loss of $3.2 million from the investment, resulting in a decrease to its previously reported first quarter 2015 GAAP net income and earnings per share reported in the Company’s April 21, 2015 press release, which was furnished to the SEC on form 8-K on April 21, 2015.  The non-GAAP net income and earnings per share for the first quarter of 2015 were unchanged.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs, changes related to recognition of deferred tax valuation allowance and impairment loss on equity investments in private companies. The company believes the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs, changes related to recognition of deferred tax valuation allowance and impairment loss on equity investments in private companies because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflective of the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets, changes related to recognition of deferred tax valuation allowance and impairment charges do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is presented in the financial statements portion of this release and is posted under the “Investor Relations” section on our website.

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except percentages, unaudited)

	Three Months Ended
	March 31,
	2015	2014

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$10,496	$(10,980)
Adjustments:
Share-based compensation expense:
Cost of revenues	547	522
Research and development	6,768	6,678
Sales and marketing	2,394	2,433
General and administrative	2,009	2,005
Total share-based compensation expense	11,718	11,638
Amortization of acquired intangibles:
Cost of revenues	1,474	2,271
Research and development	195	195
Sales and marketing	584	1,039
Total amortization of acquired intangibles	2,253	3,505
Acquisition related charges:
Cost of revenues	—	84
Research and development	763	398
Sales and marketing	225	238
Total acquisition related charges	988	720
Impairment loss on equity investment in a private company	3,189	—
Non-GAAP net income	$28,644	$4,883

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$146,675	$99,002
GAAP gross profit	105,588	65,271
GAAP gross margin	72.0%	65.9%
Share-based compensation expense	547	522
Amortization expense of acquired intangibles	1,474	2,271
Acquisition related charges	—	84
Non-GAAP gross profit	$107,609	$68,148
Non-GAAP gross margin	73.4%	68.8%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$90,377	$75,831
Share-based compensation expense	(11,171)	(11,116)
Amortization expense of acquired intangibles	(779)	(1,234)
Acquisition related charges	(988)	(636)
Non-GAAP operating expenses	$77,439	$62,845

Reconciliation of GAAP income (loss) from operations to non-GAAP income:
GAAP income (loss) from operations	$15,211	$(10,560)
Share-based compensation expense	11,718	11,638
Amortization expense of acquired intangibles	2,253	3,505
Acquisition related charges	988	720
Non-GAAP income from operations	$30,170	$5,303

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2015	2014

Shares used in computing GAAP diluted earnings per share	47,034	44,276
Adjustments:
Effect of dilutive securities under GAAP*	(1,343)	—
Total options vested and exercisable	1,797	1,910
Shares used in computing non-GAAP diluted earnings per share	47,488	46,186

GAAP diluted net income (loss) per share	$0.22	$(0.25)
Adjustments:
Share-based compensation expense	0.25	0.26
Amortization expense of acquired intangibles	0.04	0.08
Acquisition related charges	0.02	0.02
Impairment loss on equity investment in a private company	0.07	—
Effect of dilutive securities under GAAP*	0.02	—
Total options vested and exercisable	(0.02)	—
Non-GAAP diluted net income per share	$0.60	$0.11

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.